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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this registration statement of Regis Corporation on Form S-4 of our reports dated August 21, 1998, on our audits of the consolidated financial statements and financial statement schedule of Regis Corporation which reports are included in or incorporated by reference into its Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the reference to our firm under the captions "Regis Selected Historical Consolidated Financial Information" and "Experts."

                                                /s/ PricewaterhouseCoopers LLP

                                                    PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
April 6, 1999